Exhibit 99.1

For more information contact:
Stan Szczygiel
Chief Financial Officer
Prescient Applied Intelligence, Inc.
610-719-1600 X 360
sszczygiel@prescient.com

Prescient Applied Intelligence Reports Fourth Quarter Results
Subscription revenues up 16%

West Chester, Penn. – March 30, 2005 – Prescient Applied Intelligence, Inc., formally known as The viaLink Company, (OTCBB: PPID), a leading provider of supply chain and advanced commerce solutions for retailers and suppliers, today reported results for the fourth quarter ended December 31, 2004.

The operation and cash flow financial results are those of The viaLink Company. Balance sheet information at December 31, 2004 includes the combined entities of viaLink and Prescient Systems, Inc., accounted for under the purchase accounting method. Subscription revenue in the fourth quarter was $1,282,000, representing a 16% increase over the fourth quarter of 2003 and a 5% increase over the third quarter of 2004. Subscription revenue for the company continues to grow to new record levels. Total revenue for the quarter was $1,341,000, increasing by 10% over the fourth quarter of 2003 and a 2% increase over the third quarter of 2004.

Total operating expenses in the company’s fourth quarter were $2.7 million. Operating expenses increased 36% over the fourth quarter of 2003 and 54% over the third quarter of 2004. Operating expenses increased from certain severance agreements and related expenses with employees that were terminated in the fourth quarter of 2004 in connection with the merger with Prescient Systems, Inc. The company reported a net loss and net loss applicable to common stock for the fourth quarter of $3.2 million, or $0.31 per share after adjusting for the 20:1 reverse split at the time of the merger, which includes $.6 million of non-cash interest expense on notes payable and $1.1 million loss upon conversion of debt. The loss from operations for the fourth quarter increased to $1,393,000 as compared to $797,000 for the fourth quarter of 2003 and $465,000 for the third quarter of 2004. Cash used in operating activities decreased to less than $.6 million during the fourth quarter as compared to over $1.0 million used in the prior year fourth quarter and $.6 million in the third quarter of 2004.

Highlights for the fourth quarter include:

•	Fourth quarter wins: The company signed 15 new or expanded contracts.

•	Ahold implementation goes live: During the fourth quarter, the company defined the system process and data flow for Ahold’s SBT pilot, completed the testing, and moved into pilot phase at one of Ahold’s four banner chains, Stop ‘n Shop. In addition, the implementation work has begun for rolling out SBT in a second Ahold banner chain.

•	Establishment of GDSN data pool relationship with Transora: In December, the company completed a partner certification agreement with Transora that enables our trading community to synchronize their product data through the Global Data Synchronization Network (GDSN) using the Transora Data Synchronization Network as its certified Data Pool.

•	Merger with Prescient Systems completed: The merger was completed on December 31, 2005, and Prescient Applied Intelligence was formed. The company is listed for quotation on the OTCBB under the symbol PPID. The combined organization will market advanced web-enabled technology and software solutions that allow business-trading partners to collaborate across all elements of the supply chain.

The company’s president and chief executive officer, Jane Hoffer, and chief financial officer, Stan Szczygiel, will host an investor conference call today at 4:30 p.m. Eastern Standard Time, to review the company’s results. You may listen to the live broadcast by dialing (800) 210-9006. For those who are not able to listen to the live broadcast, the conference call will be archived and accessible through www.prescient.com.

Prescient provides a continuum of solutions for retailers and suppliers that translate consumer insight into better execution at the store shelf by capturing scan-sales data, improving forecast accuracy, and increasing supply chain efficiencies. Household brand names like Ahold, AutoZone, Binney & Smith (Crayola Brand), Coors, Domino’s Pizza, Sara Lee, Schwan’s and Tropicana rely on Prescient. For more information, visit us on the web at www.prescient.com.

Forward-looking Statement
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should” and “will” and similar expressions as they relate to Prescient Applied Intelligence, Inc. are intended to identify such forward-looking statements. Prescient may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Prescient’s most recent report on Form 10-KSB filed with the Securities and Exchange Commission and its other filings under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

(TABLES FOLLOW)

Prescient Applied Intelligence, Inc.
f/k/a The viaLink Company
Condensed Consolidated Statements of Operations

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
	(UNAUDITED)
Revenues:
Subscription	$1,282,236	$1,102,160	$4,893,691	$3,650,263
Implementation	58,850	115,415	280,808	486,056

Total revenues	1,341,086	1,217,575	5,174,499	4,136,319

Customer operations	840,336	851,893	3,371,067	3,924,158
Development	375,979	399,284	1,548,651	1,777,051
Selling and marketing	135,538	244,420	720,130	1,599,885
General and administrative	1,143,654	391,836	2,174,640	2,461,458
Non-cash stock compensation	220,000	—	301,250	112,500
Depreciation and amortization	20,503	126,895	146,721	629,722

Total operating expenses	2,734,010	2,014,328	8,262,459	10,504,774
Loss from operations	$(1,392,924)	$(796,753)	$(3,087,960)	$(6,368,455)

Interest expense, net	(607,074)	(1,474,583)	(3,466,052)	(3,603,324)
Loss upon conversion of debt	$(1,117,000)	—	$(1,117,000)	—
Change in Fair Value of Derivative and Warrant Liability	198,376	—	198,376	—

Net Loss	$(2,918,622)	$(2,271,336)	$(7,472,636)	$(9,971,779)

Dividends on Preferred Stock:
Warrants and beneficial conversion feature	—	—	—	(1,260,000)
Stated dividends	(305,895)	—	(1,216,930)	—

Net loss applicable to common stock	$(3,224,517)	$(2,271,336)	$(8,689,566)	$(11,231,779)

Net loss, per common share:
Basic and diluted	$(0.31)	$(0.25)	$(0.89)	$(1.28)
Net loss applicable to common stock per common share:
Basic and diluted	$(0.31)	$(0.25)	$(0.89)	$(1.28)
Weighted average shares outstanding:
Basic and diluted	10,628,920	9,085,344	9,804,701	8,771,618

Prescient Applied Intelligence. Inc.
f/k/a The viaLink Company
Condensed Consolidated Balance Sheets
As of December 31, 2004 and December 31, 2003

	December 31,	December 31,
	2004	2003
ASSETS
Cash and cash equivalents	$1,476,975	$161,663
Accounts receivable, net	1,604,573	885,860
Other current assets	232,703	165,831

Total current assets	3,314,251	1,213,354
Intangible Assets	2,243,750	—
Goodwill	17,495,727	—
Furniture, equipment, leasehold improvements and other assets, net	282,034	218,309

Total assets	$23,335,762	$1,431,663

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable accrued liabilities	$1,885,204	$849,090
Deferred revenue	1,038,350	85,079
Notes payable, current net of discount	—	3,358,349
Capital lease liabilities	—	229,549

Total liabilities	2,923,554	4,522,067

Common Stock	26,687	181,573
Series D Preferred Stock	—	9,974,850
Series E Preferred Stock	16,567,747	—
Series F Preferred Stock	3,524,400	—

Additional paid in capital	102,993,888	81,981,051
Accumulated deficit	(102,700,514)	(95,227,878)

Stockholders’ equity (deficit)	20,412,208	(3,090,404)

Total liabilities and stockholders’ equity (deficit)	$23,335,762	$1,431,663

v